UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014
UniTek Global Services, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-34867 (Commission File Number)	75-2233445 (IRS Employer Identification No.)
1777 Sentry Parkway West, Gwynedd Hall, Suite 302 Blue Bell, Pennsylvania (Address of Principal Executive Offices)	19422 (Zip Code)
Registrant’s telephone number, including area code: (267) 464-1700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 22, 2014, UniTek Global Services, Inc. (the “Company”), received a letter (the “Nasdaq Letter”) from The NASDAQ Stock Market LLC (“Nasdaq”) stating that the Company is not in compliance with the continued listing requirements for The NASDAQ Global Market, as set forth in Nasdaq Listing Rule 5450(b)(1)(A) because the Company’s Quarterly Report on Form 10-Q for the quarter ended March 29, 2014 indicated that the Company had a stockholders’ deficit of $(7,726,000) as of such date. Nasdaq Listing Rule 5450(b)(1)(A), in pertinent part, requires the Company to maintain a minimum of $10,000,000 in stockholders’ equity.

The Nasdaq Letter stated that the Company has until July 7, 2014 to submit a plan to regain compliance, and the Company intends to submit such a plan to Nasdaq by that date. If Nasdaq accepts the plan of compliance, it can grant an exception of up to 180 calendar days after the date of the May 22, 2014 letter (until November 18, 2014) to evidence compliance.

The Company intends to consider all available options to regain compliance with the Nasdaq listing requirements.

Disclosures About Forward-Looking Statements

The statements in this Current Report on Form 8-K that are not historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the Company’s submission of a plan to regain compliance with Nasdaq listing standards. These statements are subject to uncertainties and risks that could cause actual results or outcomes to differ materially from those described in the forward-looking statements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
UNITEK GLOBAL SERVICES, INC.

Date:	May 29, 2014	By:	/s/ Andrew J. Herning
Andrew J. Herning
Chief Financial Officer